UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

LANTRONIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Discovery, Suite 250 Irvine, California 92618
(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (949) 453-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	LTRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 8, 2026, Lantronix, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Needham & Company, LLC (“Needham”) and Canaccord Genuity LLC (“Canaccord”), with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $30,000,000 (the “Shares”), through either of Needham and Canaccord, each as its sales agent (together, the “Sales Agents”).

Each time the Company wishes to issue and sell Shares under the Sales Agreement, the Company will notify either Sales Agent (the “Designated Agent”) of the number or dollar value of Shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and any other sales parameters as the Company deems appropriate. The Company is not obligated to sell any Shares under the Sales Agreement. Subject to the terms of the Sales Agreement, the Designated Agent may sell the Shares by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made through The Nasdaq Capital Market or any other trading market for the Common Stock. The Sales Agents will use commercially reasonable efforts consistent with its normal trading and sales practices. Pursuant to the Sales Agreement, the Company will pay the Designated Agent a commission equal to 3% of the gross proceeds from each sale of Shares sold through the Designated Agent under the Sales Agreement.

The Company and/or each Sales Agent may terminate the Sales Agreement in accordance with the terms and conditions set forth therein.

Any Shares to be offered and sold under the Sales Agreement will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-284749), which was filed with the Securities and Exchange Commission (“SEC”) on February 7, 2025 and declared effective by the SEC on February 19, 2025, and a prospectus supplement, dated May 8, 2026, filed with the SEC pursuant to Rule 424(b) under the Securities Act in connection with the offer and sale of the Shares under the Sales Agreement.

The Sales Agreement includes customary representations, warranties, conditions, covenants, and indemnification rights and obligations of the Company and the Sales Agents. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

O’Melveny & Myers LLP, counsel to the Company, has issued an opinion to the Company, dated May 8, 2026, relating to the validity of the Shares to be issued and sold pursuant to the Sales Agreement, a copy of which is filed as Exhibit 5.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1*	Sales Agreement, dated as of May 8, 2026, among the Company and the Sales Agents
5.1	Opinion of O’Melveny & Myers LLP
23.1	Consent of O’Melveny & Myers LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTRONIX, INC.

Date: May 8, 2026	By:	/s/ Brent Stringham
Brent Stringham Chief Financial Officer

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